UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27,2007

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicting material pursuant to Rule 14a-12 under the Exchnage Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -  Entry Into A Material Definitive Agreement
Heritage Commerce Corp (the “Company”), parent company of Heritage Bank of Commerce, has entered into a lease agreement for its new branch office in the City of Walnut Creek located at 101 Ygnacio Valley Road, Suite 100, Walnut Creek, CA 94596 effective April 27, 2007. The lease covers approximately 3,723 square feet of office space for a period of seven years, commencing on August 16, 2007 and ending August 15, 2014. The Company has reserved the right to extend the term of the lease for a period of five years. The Company will receive a Tenant Improvement Allowance of $37,230. Under the agreement, the annual basic rent shall be $147,430.80 and subject to a 3% annual increase. A copy of the lease agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 -  Financial Statements and Exhibits

(D)    Exhibits       Description

99.1	101 Ygnacio Plaza Office Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: May 2, 2007                                          By:   /s/Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	101 Ygnacio Plaza Office Lease